EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Elexsys International, Inc. (formerly Diceon Electronics, Inc.) in Registration Statement No. 33-21826, No. 33-02384 and No. 33-58033 on Form S-8 and
Registration Statement No. 33-22598 on Form S-3 of our reports dated October 16, 1995 appearing in the Annual Report on Form 10-K of Elexsys International, Inc. for the year ended September 30, 1995.

Deloitte & Touche LLP

Costa Mesa, California
December 18, 1995